Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made by and among SUNLINK HEALTH SYSTEMS, INC., an Ohio corporation (“SunLink” or the “Company”), SunLink’s wholly owned subsidiary SUNLINK HEALTHCARE, LLC, a Georgia limited liability company (“SHL”), successor by merger to SunLink Healthcare Corp., a Delaware corporation, and ROBERT M. THORNTON, JR., an individual resident of Georgia (the “Executive”), as of the 1st day of July, 2005 (the “Effective Date”).

SunLink desires to continue to employ the Executive as its Chairman, Chief Executive Officer, and President and SunLink desires that Executive also serve as the Chief Executive Officer of SHL. The Executive is willing to serve SunLink and SHL on the terms and conditions herein provided.

In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the existing employment agreement among Executive, SunLink and SHL (the “Existing Agreement”) and agree that as of the Effective Date:

Section 1. Employment.

SunLink and SHL shall continue to employ the Executive, and the Executive shall continue to serve as Chairman, Chief Executive Officer, and President of SunLink and Chief Executive Officer of SHL, upon the terms and conditions set forth herein. Executive’s principal office shall be located in the Atlanta, Georgia metropolitan area. The Executive shall have such authority and responsibilities consistent with his position which may be set forth in the current bylaws of SunLink or the current operating agreement of SHL, as the case may be, or assigned by the Board of Directors of SunLink (“Board”) or the sole member of SHL from time to time. Executive shall also be nominated by SunLink for election as a member of the Board. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with SunLink company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of SunLink or SHL.

Section 2. Term.

Unless earlier terminated as provided herein, the Executive’s employment under this Agreement shall be for a term (the “Fixed Term”) of three (3) years ending June 30, 2008. Unless at least 180 days written notice of non-renewal shall have been given to Executive by the Company or to the Company by Executive prior to the end of the Fixed Term or any Extended Term that Executive’s employment will not be continued beyond such Fixed Term or any Extended Term, as the case may be, the term of this Agreement shall be deemed automatically renewed for an additional period of eighteen months (an “Extended Term”) commencing upon the end of the Fixed Term or then applicable Extended Term, as the case may be, and shall continue in force during each such Extended Term or until such time as either party shall give ninety (90) days written notice to the other party terminating this Agreement pursuant to Section 4 below.

Section 3. Compensation and Benefits.

a. Salary. SunLink shall pay the Executive a salary at a rate of not less than $335,000 per annum, effective as of July 1, 2005 and thereafter, in accordance with the salary payment practices of the Company. SunLink’s Board shall review the Executive’s salary at least annually and may increase the Executive’s base salary if it determines in its sole discretion that an increase is appropriate.

b. Bonus. The Executive shall participate in a management incentive program and shall be eligible to receive bonus payments of up to sixty percent (60%) of Executive’s annual base salary based upon criteria that the Executive Compensation Committee of the Board in consultation with Executive shall establish from time to time pursuant to that program.

c. Certain Legal Fees.

(i) Personal Legal Counsel. Should the Executive reasonably feel insecure concerning any matter for which Executive is personally required to make any written representation to third parties under law or regulation (e.g., under Sarbanes-Oxley) or by the Company’s public auditors in connection with the Company’s financial statements, Executive shall have the right, after consultation with the Chairman of the Audit Committee, to seek personal legal counsel for advice relating thereto prior to making any such representation and the reasonable out-of-pocket costs for such advice shall be paid by the Company provided that not more than a single counsel may be engaged for Executive, the Chief Financial Officer and Chief Operating Officer in any such case and Executive shall use Executive’s best reasonable efforts to keep the costs of such advice to a minimum consistent with the purpose for which such advice is sought.

(ii) SEC Filings. In connection with any filing or submission by Executive in his personal capacity with the SEC, the Company’s stock transfer agent, or any stock exchange on which the Company’s equity securities are listed, the Company shall pay the reasonable out-of-pocket costs, legal fees and expenses reasonably incurred by Executive for the provision of any clearance letter or legal opinion which may be necessary under Rule 144 under the Act (or any successor provision thereafter adopted by the SEC with similar effect) for any transfer by Executive of the Company’s securities, provided that: (1) Executive shall employ the Company’s regular outside legal counsel unless such counsel or the Board shall have determined that an ethical conflict of interest shall exist with respect to such matter; (2) in the event the Company’s regular outside legal counsel is not utilized, Executive may employ not more than one (1) counsel who is reasonably acceptable to the Company and Executive; and (3) Executive, and if applicable, any such separate counsel, shall cooperate fully in good faith with such requests as the Company may make in order to endeavor to minimize such legal fees, consistent with the provision of reasonably adequate legal services to Executive in connection with any such clearance letter or filing under Rule 144 which may be necessary for any such transfer.

The Executive agrees to provide to the Company such information as may be reasonably necessary to substantiate any reimbursement or payment of the fees, costs and expenses described in this subsection at such time as is consistent with Company policy but in no event later than 30 days following the close of the calendar year in which such fee, cost or expense is incurred. Upon receipt of such substantiation, the Company shall pay or reimburse the fees, costs and expenses described in this subsection promptly in accordance with Company policy but in no event later than 2 1/2 months following the close of the calendar year in which such fee, cost or expense was incurred by the Executive.

(d) Compensation Inclusive. The compensation payable by SunLink to Executive hereunder shall be inclusive of compensation for all services rendered by Executive to SunLink, SHL and their respective Subsidiaries and Executive shall have no separate right of compensation from SHL or any such Subsidiary other than the right to be indemnified as an officer of SHL or such Subsidiary under the corporate bylaws or operating agreements thereof, Section 5 hereof or any other written agreement between Executive and SunLink or any Board resolution of SunLink expressly providing for such indemnity and/or insurance coverage under any directors and officers liability insurance policies maintained by SunLink, SHL or such Subsidiary.

(e) Stock Options. Executive shall during the term of Executive’s employment be eligible to participate in the 2005 Equity Incentive Plan and any additional equity-based compensation plan or arrangement adopted by SunLink which includes senior SunLink officers (collectively “Equity Plans”) and to receive such awards under such Equity Plans of such types of awards and in such numbers and upon such terms as the Board shall determine in its discretion.

(f) Health Insurance and Other Benefits. Executive shall participate in all retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of SunLink now or hereafter applicable to the Executive or applicable to a class of employees that includes senior executives of SunLink; provided, however, that during any period during the Fixed Term or any Extended Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive’s Disability, the amount of the Executive’s compensation provided under this Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit, pension or retirement plan of SunLink.

(g) Supplemental Term Life Insurance.

(i) During the term of Executive’s employment, SunLink shall provide term life insurance coverage on Executive’s life in the face amount of $300,000 with the beneficiary of such life insurance policy being designated by Executive.

(ii) SunLink shall transfer the ownership of the existing supplemental term life insurance policy on Executive’s life in excess of $300,000 to Executive upon Executive’s written request provided if Executive does not make such written request to the Company prior to the end of the existing policy year of said policy, such supplemental term life insurance coverage shall be cancelled or allowed to expire. This obligation to transfer shall exist regardless of termination of Executive’s employment with Company.

(h) Vacation. The Executive shall receive twenty-five (25) days paid vacation each year. Up to ten (10) days of unused vacation may be carried over to subsequent years.

Section 4. Termination.

(a) Termination Events. The Executive’s employment under this Agreement and his offices and positions with SunLink may be terminated prior to the end of the Fixed Term or any Extended Term only as follows:

(i) automatically upon the death of the Executive;

(ii) by SunLink due to the Disability of the Executive upon ninety (90) days written notice and delivery of a Notice of Termination to the Executive;

(iii) by SunLink for Cause upon delivery of a Notice of Termination to the Executive;

(iv) by Executive, immediately upon written notice to the Company, if (A) in Executive’s good faith reasonable judgment based upon advice of counsel, Executive is unable to make any representation required by law or regulation or by the Company’s public auditors in connection with the Company’s audited financial statements, (B) such inability does not result, in whole or in part, from the misfeasance or misconduct of Executive, (C) after good faith reasonable efforts of Executive to resolve or eliminate the reasons for such inability, such reasons are not resolved or eliminated and (D) notwithstanding the foregoing, the Board demands in writing that Executive make such representation; and

(v) by SunLink or Executive for any reason upon 90 days notice to the other party.

Any termination of Executive’s employment by SunLink shall also constitute the concurrent termination of such Executive’s employment and offices with SHL and any other Subsidiary of SunLink.

(b) Termination for Death, Disability or Cause. If the Executive’s employment with SunLink shall be terminated during the Fixed Term or any Extended Term (i) by reason of the Executive’s death, or (ii) by SunLink for Disability or Cause, SunLink shall pay to the Executive (or in the case of his death, the Executive’s estate) within fifteen (15) days after the Termination Date a lump sum cash payment equal to the Accrued Compensation.

(c) Termination other than for Death, Disability or Cause. If the Executive’s employment with SunLink shall be terminated by the Company other than for Death, Disability, Cause or pursuant to Section 4(d) below, Executive shall in the case of any such termination by the Company during the Fixed Term, receive:

(i) severance payments equal to a total of thirty (30) months’ salary (minus, in each such case, applicable withholdings), payable in equal installments on the Company’s normal payroll dates beginning (except as otherwise provided in Section 4(e) below) on the payroll date immediately following the Executive’s Termination Date and continuing until the payroll date immediately following the thirtieth (30th) month after such Termination Date,

(ii) Accrued Compensation and vacation accrued but unpaid as of the Termination Date, to be paid not later than fifteen (15) days following the Termination Date,

(iii) a lump sum cash payment equal to any accrued bonus for a prior fiscal year which remains unpaid at the Termination Date and a pro rata portion of any annual bonus for the fiscal year of termination and for which goals have been proportionately met prior to such Termination Date, each such bonus being paid without regard to any requirement in the applicable plan relating to employment on the payment date and payable after the audit of annual results for such fiscal year in accordance with the applicable plan provisions regarding payment date,

(iv) continuation of the benefits set forth in Sections 3(f) and 3(g)(i) for and during the thirty (30) months following termination, to the extent permissible under the terms of any such plan or insurance policy and applicable law, and

(v) immediate vesting of Executive’s unvested awards under the Company’s Equity Plans (whether such plans are in effect now or in the future) which would have vested during the thirty (30) months following termination had Executive continued to be employed for such period. Such awards shall be exercisable pursuant to the terms of the applicable Equity Plans and award agreement.

(d) Termination Due to Change in Control. If the Executive’s employment is terminated by Executive or by SunLink for any reason other than for Cause (exclusive of Cause referred to in clause (iii) of Section 21(d)) within one (1) year after a Change in Control, Executive shall, in lieu of any payment under Sections 4(b) or 4(c), receive:

(i) severance payments equal to a total of thirty (30) months’ salary (minus, in each such case, applicable withholdings), payable in equal installments on the Company’s normal payroll dates beginning (except as otherwise provided in Section 4(e) below) on the payroll date immediately following the Executive’s Termination Date and continuing until the payroll date immediately following the thirtieth (30th) month after such Termination Date,

(ii) Accrued Compensation and vacation accrued but unpaid as of the Termination Date, to be paid not later than fifteen (15) days following the Termination Date,

(iii) a lump sum cash payment equal to a pro rata portion of any annual bonus for which goals have been proportionately met prior to such Termination Date, payable thirty (30) days after the audit of annual results for such fiscal year,

(iv) continuation of the benefits set forth in Sections 3(f) and 3(g)(i) for twenty-four (24) months following termination, and

(v) immediate vesting of Executive’s unvested awards under the Company’s Equity Plans (whether such plans are in effect now or in the future). Such awards shall be exercisable pursuant to the terms of the applicable Equity Plans and award agreement.

In the event of any termination under this Section 4(d), Executive, at his option, may elect to have SunLink immediately fully fund the severance payments referenced in clause (i) of this Section 4(d) through a so called “Rabbi Trust” having terms and conditions providing for payments to the Executive consistent with the payment schedule in such clause and otherwise reasonably satisfactory to Executive.

(e) Delay in Payments. Notwithstanding any provision in this Plan to the contrary, if the Executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, any payments (or installments) other than Accrued Compensation which would otherwise become due under this Agreement during the first six (6) months (or such longer period as required by Code Section 409A and guidance issued thereunder) after termination of the Executive’s employment for reasons other than death or Disability shall be delayed and all such delayed payments (or delayed installments) shall be paid in full in the seventh (7th) month after the Termination Date, and all subsequent payments (or installments) shall be paid in accordance with their original payment schedule. To the extent that during the first six (6) months after the Termination Date, premiums or other contributions become due to any insurer or other third party in order to continue in effect any insurance policy or other contract referenced in Sections 3(f) and 3(g) above, Executive shall be responsible for paying such amounts directly to the insurer or other third party and shall receive reimbursement from Company for such amounts in the seventh (7th) month after the Termination Date.

(f) Other Severance Pay and Benefits. The severance pay and benefits provided for in this Section 4 shall be in lieu of any other severance or termination pay to which the Executive may otherwise be entitled under any Company severance or termination plan, program, practice or arrangement, but shall not be in lieu of any additional benefits to which Executive may be entitled under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The Executive’s entitlement to any other compensation or benefits shall be determined in accordance with SunLink’s employee benefit plans and other applicable programs, policies and practices then in effect, to be interpreted so that payment of any such compensation or benefits does not violate Section 409A of the Internal Revenue Code.

(g) Change in Control. Clause (ii) of Section 4(a) shall not be effective or invoked by SunLink upon any Change in Control or within one (1) year thereafter.

(h) Notwithstanding any other provision contained in this Agreement or any of the Other Agreements (as hereinafter defined), if

(i) any portion of the aggregate payments or benefits to be paid or provided to Executive pursuant to this Agreement and/or any of the Other Agreements and which are contingent on a change of ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (in each case, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”); such aggregate payments and benefits being referred to herein as a “Payment”) would constitute a “parachute payment”, as defined in Code Section 280G (b)(2), and

(ii) the total amount of such “parachute payments” that Executive would receive after deduction of all excise taxes payable by the Executive under Code Section 4999 (the “Excise Tax”) with respect to any “excess parachute payment” (as defined in Code Section 280G) would be less than 299 percent of Executive’s “base amount” (as defined in Code Section 280G(b)(3)), then Executive’s rights to such Payment shall be automatically reduced so that the aggregate of the applicable values thereof for purposes of Code Section 280G shall be equal to 299 percent of the Executive’s “base amount.” Any such reduction in the Payment shall be made on a pro rata basis unless Executive elects in writing that such reduction be made in other proportions or from such payments and benefits in a specified order of priority, in which case such reduction in the Payment shall be made in the manner specified by Executive; provided that, in the event that Executive has received a portion of the Payment prior to the occurrence of events that would cause such portion to constitute a “parachute payment,” such reduction shall be made entirely from other portions of the Payment. For purposes of this provision, the term “Other Agreements” shall mean, collectively, (x) any plan or arrangement of the Company or any affiliate of the Company, and (y) any agreement between or among the Executive and the Company and/or any affiliate of the Company other than this Agreement.

The calculations with respect to the matters addressed in this Section 4(g) shall be made by Windham Brannon P.C. or such other firm of independent public accountants selected by Executive and reasonably acceptable to the Company (the “Accountants”). The Company shall bear the reasonable fees and expenses of the Accountants with respect to the determinations required to be made hereunder. The Company shall use reasonable efforts to require the Accountants to provide their calculations, together with supporting documentation, to the Company and Executive within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. The good faith determinations of the Accountants made hereunder shall be final, binding and conclusive upon the Company and Executive.

The Company shall not be required to indemnify or reimburse Executive for any Excise Tax or any federal, state or local income tax imposed with respect to any “parachute payment” received by Executive. In the event that (A) any portion of the Payment is reduced by the Company in good faith in accordance with this Section 4(g) based on the determinations of the Accountants as provided herein and (B) the Internal Revenue Service asserts or establishes that any such determination of the Accountants was erroneous, the Company shall not be required to indemnify or reimburse Executive for any resulting additional tax liability; provided that if it is determined that the reduction determined by the Accountants was in excess of the amount necessary to avoid the imposition of the Excise Tax, the Company shall promptly pay to Executive an amount in cash equal to the excess of the reduction amount determined by the Accountants over the reduction amount otherwise determined to have been necessary to avoid the imposition of the Excise Tax. Upon request of the Executive, the Company shall cooperate with the reasonable requests of Executive in connection with any administrative or judicial proceeding (including any audit) involving the Internal Revenue Service which concerns the Payment or any Excise Tax. The Company shall not be required to indemnify or reimburse Executive for any cost or expense (including attorneys fees) incurred by Executive in connection with any such proceeding. Anything to the contrary in this Agreement notwithstanding, the provisions of this Section 4(g) shall survive the expiration or termination of this Agreement and the termination of Executive’s employment by the Company.

Section 5. Indemnification.

SunLink and SHL agree to indemnify, save and hold Executive harmless from all losses, expenses, damages, liabilities, obligations, claims and costs of any kind (including reasonable attorneys’ fees and other legal costs and expenses) that Executive may at any time suffer or incur by reason of any claims, actions or suits brought or threatened to be brought against Executive by any person or entity, as a result of or in connection with Executive’s service as an officer, employee or director of SunLink or SHL or as an employee, officer or director of any of their Subsidiaries, or any entity that in the future becomes a Subsidiary or Affiliate of SunLink or SHL, except that no indemnification shall be made if it is proved by clear and convincing evidence in a court of competent jurisdiction that Executive’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to SunLink or SHL or was undertaken with reckless disregard for the best interest of SunLink or SHL. The provisions of this Section 5 shall survive termination of this Agreement.

Section 6. Trade Secrets.

The Executive shall not, at any time, either during the term of his employment or after the Termination Date, use or disclose any Trade Secrets of SunLink or SHL, as defined herein, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

Section 7. Protection of Other Confidential Information.

Executive recognizes the interest of SunLink and SHL in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of Executive’s employment under this Agreement, and for a period of thirty (30) months thereafter, Executive will not, directly or indirectly, except as necessary to perform Executive’s duties for SunLink or SHL, publish, disclose or use any Confidential Information of SunLink or SHL. “Confidential Information” shall mean any internal, non-public information (other than Trade Secrets already addressed above) concerning SunLink’s or SHL’s financial position and results of operations (including revenues, assets, net income, etc.); pricing structure; annual and long-range business plans; product or service plans;

marketing plans and methods; training, educational and administrative manuals; customer and supplier information and purchase histories; and employee lists. The provisions of Sections 6 and 7 shall be sufficient to protect Trade Secrets and Confidential Information of third parties provided to SunLink or SHL under an obligation of secrecy.

Section 8. Return of Materials.

Executive shall surrender to SunLink or SHL, promptly upon request and in any event upon termination of Executive’s employment with SunLink or SHL, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in Executive’s possession or control, including all copies thereof, relating to SunLink and SHL, their business, or their customers. Upon the request of SunLink or SHL, Executive shall certify in writing compliance with the foregoing requirement.

Section 9. Non-Solicitation of Customers.

During the term of this Agreement and for a period of thirty (30) months after termination of Executive’s employment with SunLink or SHL for any reason, Executive shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or attempt to solicit any Customers to induce or encourage them to acquire or obtain from any individual or entity other than SunLink or SHL, any product or service competitive with or substitute for any Company Product. For purposes of this Section, a “Customer” refers to any person or group of persons with whom Executive had direct material contact with regard to the selling, delivery or support of Company Products, including servicing such person’s or group’s account, during the period of twelve (12) months preceding termination of Executive’s employment; and “Company Products” refers to the products and services that SunLink or SHL offered or sold within six (6) months of the date of termination of Executive’s employment.

Section 10. Non-Solicitation of Executives or Staff Physicians.

During the term of his employment pursuant to this Agreement and for a period of thirty (30) months after termination of employment with SunLink or SHL for any reason, Executive shall not, alone or in concert with others, solicit or induce (i) any other SunLink or SHL employee to leave the employ of SunLink or SHL or (ii) any physician on the staff of any hospital owned or operated by the Company, its Subsidiaries or Affiliates to leave the staff of any such hospital or join the staff of any hospital not owned or operated by the Company, its Subsidiaries or Affiliates or (iii) recruit or attempt to recruit any such person to accept employment with any other business or to join the medical staff of any other hospital. Provided, however, that this restriction shall only apply to employees or physicians with whom Executive had direct material contact during the period of twelve (12) months preceding the termination of Executive’s employment.

Section 11. No Denigration.

During the term of Executive’s employment pursuant to this Agreement and for a period of thirty (30) months after termination of employment with SunLink or SHL for any reason,

no party will at any time denigrate, ridicule or intentionally criticize any other party hereto or any of its Affiliates or any of their respective services, products, properties, employees, officers or directors, including without limitation, by way of news interviews, or the expression of personal views, opinions or judgments to the news media; provided; however, that the covenants in this Section 11 shall not be applicable in connection with any statements given under oath or in connection with any litigation between any of the parties hereto.

Section 12. Successors; Binding Agreement.

(a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of SunLink and SHL, their Successors and Assigns and SunLink and SHL shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that SunLink or SHL would be required to perform it if no such succession or assignment had taken place.

(b) Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

Section 13. Notice.

For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to SunLink or SHL shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

Section 14. Modification and Waiver.

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and SunLink. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

Section 15. Governing Law, Etc.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. In performing their respective obligations under this Agreement, each of the parties shall have a duty to act reasonably and in good faith.

Section 16. Arbitration.

(a) Agreement to Arbitrate. Any controversy or claim against either party arising from, out of or relating to this Agreement, the breach thereof, or the employment or termination thereof of Executive by SunLink or SHL which would give rise to a claim under federal, state or local law (including but not limited to claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation) (“Claims”) shall be submitted to an impartial mediator (“Mediator”) selected jointly by the parties. Both parties shall attend a mediation conference and attempt to resolve any and all Claims. If they are not able to resolve all Claims, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in Atlanta, Georgia in accordance with the Model Employment Dispute Resolution Rules (“Rules”) of the American Arbitration Association, by an experienced employment arbitrator selected by agreement of the parties hereto and licensed to practice law in the State of Georgia in accordance with the Rules. If an arbitrator is not selected by agreement of the parties hereto within ten (10) days after the initiation of efforts to seek such agreement, the Mediator shall provide a list of three names which will be alternately struck, with the party initiating the arbitration striking first, until a selection is made. SunLink and SHL shall act together and be considered a single party for purposes of any such strikes.

(b) Procedure. A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take one deposition of an opposing party or witness before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken. The arbitrator shall have the authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the Federal Rules of Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings.

(c) Damages; Costs and Expenses. With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter and as specified by Section 15. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either SunLink or SHL or Executive. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their Claim or defense (except as otherwise awarded by the arbitrator). Except as otherwise awarded by the arbitrator, other costs of the arbitration, including the fees of the Mediator, the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs, shall be borne by SunLink or SHL. Should Executive or SunLink or SHL pursue any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys’ fees incurred as a result of such action. The provisions contained in this Section 16 shall survive the termination and/or expiration of this Agreement.

The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

/s/ JJM	/s/ JTM	/s/ RMT
For SunLink	For SHL	Executive

Section 17. Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

Section 18. Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, including without limitation, the Existing Agreement, but shall not affect or alter any award or payment previously made under the terms thereof. Except as modified herein, any existing stock option agreement between Executive and SunLink shall remain in full force and effect.

Section 19. Headings.

The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

Section 20. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 21. Definitions.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accrued Compensation” shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary and (ii) reimbursement for reasonable and necessary expenses incurred and substantiated by the Executive on behalf of SunLink or SHL during the period ending on the Termination Date.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Affiliate” shall mean, as to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person.

(d) The termination of the Executive’s employment shall be for “Cause” if it is a result of:

(i) any act that (A) constitutes, on the part of the Executive, fraud, dishonesty, malfeasance of duty, or conduct inappropriate to the Executive’s office, and (B) is demonstrably more likely than not to lead to material injury to SunLink or SHL or resulted or was intended by the Executive to result in direct or indirect gain to or personal enrichment of the Executive; or

(ii) the conviction of the Executive of a felony; or

(iii) Executive’s failure to perform his job duties hereunder to the reasonable satisfaction of the Board, as determined by a two thirds majority vote;

provided, however, that in the case of clause (i) above, such conduct shall not constitute Cause:

(x) unless (A) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive’s conduct constitutes the criteria set forth in clause (i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive’s counsel if the Executive so desires); or

(y) if such conduct (A) was believed by the Executive in good faith to have been in or not opposed to the interests of the SunLink and SHL, and (B) was not intended by the Executive to and did not result in the direct or indirect gain to or personal enrichment of the Executive.

Provided further, in order for SunLink to terminate Executive’s employment pursuant to clause (iii) above, SunLink must first give Executive written notice of such Cause and ninety (90) days to cure such Cause.

(e) “Change in Control” shall mean the occurrence during the Fixed Term or any Extended Term of any of the following events:

(i) An acquisition of any voting securities of that company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the company or any Subsidiary, (3) Executive or any Person controlled by Executive, under common control with Executive, or acting in concert with Executive or (4) any Person in connection with a “Non-Control Transaction” (as hereinafter defined).

(ii) The individuals who, as of the date of this Agreement, are members of the Board of SunLink (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by that company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) Approval by stockholders of SunLink or SHL of a merger, consolidation or reorganization involving the Company, unless

(x) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

(y) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; (A transaction described in clauses (x) and (y) shall herein be referred to as a “Non-Control Transaction”).

(iv) Notwithstanding anything contained in this Agreement to the contrary, if the Executive’s employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “Third Party”) or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive’s employment.

(f) “Disability” shall mean, subject to applicable state and federal laws, a physical or mental infirmity which impairs the Executive’s ability to substantially perform his duties with SunLink for a period of four (4) consecutive months, as determined by an independent physician selected with the approval of both SunLink and the Executive.

(g) “Notice of Termination” shall mean a written notice of termination from SunLink or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(h) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(i) “Successors and Assigns” shall mean a corporation or other entity acquiring all or substantially all the assets and business of SunLink or SHL (including this Agreement), whether by operation of law or otherwise.

(j) “Termination Date” shall mean, in the case of the Executive’s death, his date of death, and in all other cases, the date specified in the Notice of Termination.

(k) “Trade Secrets” shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the                      day of October, 2005 effective as of July 1, 2005.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ James J. Mulligan
James J. Mulligan
Secretary

SUNLINK HEALTHCARE, LLC

By:	/s/ J. T. Morris
J. T. Morris
President and Chief Financial Officer

ROBERT M. THORNTON, JR.

/s/ Robert M.Thornton, JR.	L.S.
Executive